JPMorgan Chase completes sale of insurance underwriting business to Protective Life

CHICAGO, July 3, 2006 - JPMorgan Chase & Co. (NYSE: JPM) announced today it has completed the sale of its life insurance and annuity underwriting business to Protective Life Corporation (NYSE: PL). Chase will continue to meet customers' insurance and annuity needs through select third-party providers.

Chase is the U.S. consumer and commercial banking brand of JPMorgan Chase & Co. (NYSE: JPM). Chase has 112 million credit cards issued and serves consumers and small businesses through more than 2,600 bank branches, 7,400 ATMs and 280 mortgage offices as well as through relationships with 15,600 auto dealerships and 2,500 schools and universities. It also serves more than 25,000 commercial banking clients, including corporations, municipalities, financial institutions and not-for-profit entities with annual revenues generally ranging from $10 million to $2 billion. More information about Chase is available at www.chase.com.

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